Exhibit 3.2 AMENDED AND RESTATED BY-LAWS OF JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK The By-Laws of Jackson National Life Insurance Company of New York (the "Company") are hereby amended and restated in their entirety and adopted by The Board Of Directors on September 17, 2015. ARTICLE I NAME The name of the Company shall be "Jackson National Life Insurance Company of New YorR' and all business shall be conducted under such name. ARTICLE II PURPOSE SECTION 1. Company Business. The business of the Company may be conducted anywhere in the State of New York and in such other states of the United States or elsewhere wherein the Company may qualify for the purpose of the conduct of the business, as authorized by its Charter, as from time to time may be amended. ARTICLE III SHAREHOLDERS' MEETING SECTION 1. Annual Meeting. The Annual Meeting of the shareholders of the Company for the election of Directors and for the transaction of such other business as may come before such meeting shall be held on the fourth Tuesday of March of each year, or if such day is a holiday, on the next succeeding business day. Any business of the Annual Meeting may be continued from day to day or to a day certain. The Annual Meeting may be held on any other date occurring within thirty (30) days after the date fixed in the preceding paragraph, provided that the Company must submit prior notice to the New York State Department of Financial Services with respect to any Annual Meeting held after the date fixed in the preceding paragraph. Any action taken at an Annual Meeting held after the date fixed in the preceding paragraph shall have the same force and effect as if taken at the regularly scheduled Annual Meeting. SECTION 2. Special Meetings. Special meetings of the shareholders may be called by the Secretary, or in case of death, absence, incapacity or refusal of the Secretary, by any other officer, upon written request of the Chairperson of the Board, the President, three (3) Directors, or shareholders owning of record at least twenty-five percent (25%) of the shares of the Company entitled to vote at the meeting. At a special meeting, no business will be transacted and no corporate action shall be taken other than that stated in the notice of the meeting. SECTION 3. Place of Meetings. All meetings of the shareholders shall be held at the office of the Company in Westchester County, or at such other place or places within or without the State of New York as shall from time to time be designated by the Board of Directors. SECTION 4. Notice of Meeting. Written or electronic notice stating the place, time of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than fifty (50) days before the date of the meeting, either personally or by mail or by electronic transmission, by or at the direction

3 of the Board of Directors, the Chief Executive Officer, or the Secretary, to each shareholder of record entitled to vote at such meeting. SECTION 5. Quorum. The holders of a majority of the outstanding stock entitled to vote at any meeting represented in person or by proxy, shall constitute a quorum for all purposes. In the absence of a quorum, the shareholders entitled to vote thereat, represented in person or by proxy, may adjourn the meeting to a day certain. SECTION 6. Adjournments. Any meeting of the shareholders, except the Annual Meeting of the shareholders, may be adjourned to such other time and place as shall be announced at the meeting at which the adjournment is taken, by the shareholders present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as clerk of such meeting if no shareholder is present in person or by proxy. It shall not be necessary to notify any shareholder of any adjournment. Any business which could have been transacted at any meeting of the shareholders as originally called may be transacted at any adjournment thereof. SECTION 7. Voting. At all meetings of shareholders each share of stock held by a shareholder entitled to vote on any matter, represented in person or by proxy, shall be entitled to one (1) vote. Proxies shall be dated, in writing and shall be signed by the shareholder or the shareholder's attorney-in-fact; provided, however, that if the shareholder is a corporation its proxy shall either have its corporate seal affixed or shall be accompanied by evidence satisfactory to the Company that the proxy has been signed on behalf of such shareholder by a duly authorized officer. Two (2) inspectors of election shall be appointed by the President at any shareholders' meeting at which inspectors are required.

4 SECTION 8. Conduct of Business. As provided in Article IX, Sections 4 and 5 of these By-Laws, the Chairperson of the Board, or in his absence, the President, shall preside at any meeting of the shareholders. In the absence of both of said officers, a temporary presiding officer may be chosen. The presiding officer of any meeting of shareholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. SECTION 9. Action at Meeting. When a quorum is present, the holders of a majority of the stock present or represented and entitled to vote and voting on a matter, except where a larger vote is required by law, the Charter or these By-Laws, shall decide any matter to be voted on by the shareholders. Any election by shareholders shall be determined by a plurality of the votes cast by the shareholders entitled to vote at the election. No ballot shall be required for such election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election. SECTION 10. Written Consent. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting by the written consent thereto of the shareholders, setting forth such action and signed by the holders of all the outstanding shares entitled to vote thereon. ARTICLE IV BOARD OF DIRECTORS SECTION 1. Powers. The Board of Directors shall generally be in charge of the business and affairs of the Company. The business and affairs of the Company in its details shall be conducted and managed by its elected officers. The Board of Directors shall receive reports

5 from its officers and employees, and shall be authorized to issue directives to them. The Board of Directors may exercise all the powers of the Company except such as are required by law, or by the Charter or these By-Laws, as they presently exist or are amended or changed from time to time, to be otherwise exercised, and the business and affairs of the Company shall be managed under the direction of the Board of Directors. SECTION 2. Number of Directors. The number of Directors of the Company shall be not fewer than seven (7) (except for vacancies temporarily unfilled) nor more than twenty one (21); provided, however, that at least one-third of such Directors (but not fewer than three (3)) must not be officers or employees of the Company or of any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity ("Outside Directors"). The number of Directors shall be determined from time to time by a vote of a majority of the entire Board of Directors. No decrease in the number of Directors shall shorten the term of any incumbent Director. At all times, a majority of the Directors shall be citizens and residents of the United States and not fewer than one (1) thereof, or such other number as the Insurance Law of the State ofNew York may be hereafter amended to permit, shall be resident(s) of the State of New York. Directors shall be at least eighteen (18) years of age at the time of election, and need not be shareholders. In addition, except as otherwise set forth in Article IV, Section 4, Outside Directors shall be under seventy-five (75) years of age at the time of election. SECTION 3. Election and Tenure. The Board of Directors shall be elected at the annual meeting of shareholders. At such annual meeting, all Directors shall be elected for the ensuing

6 year, and the Directors shall take office immediately upon election and shall hold office until the next annual meeting and until their successors shall be elected and qualified. The shareholders shall not elect at any annual meeting an individual to be an Outside Director of the Company if, as of the date of such annual meeting of shareholders, that individual is then currently serving as an Outside Director and has held office as an Outside Director of the Company for a total often (10) consecutive years. The shareholders shall not elect at any annual meeting an individual to be an Outside Director of the Company if that individual is not then currently serving as an Outside Director and has held office as an Outside Director of the Company at any time during the five (5) years immediately preceding the date of such annual meeting of shareholders. SECTION 4. Mandatory Resignation. An Outside Director shall resign effective the sooner of the last day of the calendar year in which such Outside Director shall reach seventy- five (75) years of age or the last day of the calendar year in which such Outside Director shall have held office as a Director of the Company for a total of ten (10) consecutive years. Notwithstanding the foregoing, any Outside Director who is in office on the date of adoption of these Amended and Restated By-Laws may continue to serve as a Director notwithstanding such age or time in office restrictions in the discretion of the shareholders. SECTION 5. Removal. Any or all of the Directors may be removed at any time, with or without cause, by vote of the shareholders entitled to vote thereon. Upon such removal, the rights of such persons to the emolument and compensation for services in such office shall forthwith cease and terminate.

7 SECTION 6. Vacancies. Whenever any vacancy shall occur in the Board of Directors by death, resignation, removal, or otherwise, the remaining members of the Board of Directors, at a special meeting called for that purpose, or at any regular meeting shall elect a Director or Directors to fill the vacancy or vacancies thus occasioned, and each Director so elected shall hold office for the unexpired term of the Director whose place the individual has taken. The remaining members of the Board of Directors may fill a vacancy by a majority vote of the Directors then in office even though less than a quorum. Subject to the Charter, newly created directorships resulting from an increase in the authorized number of Directors may be filled by a majority vote of the Board of Directors then in office even though less than a quorum. Notwithstanding the foregoing, no individual shall be elected to fill a vacancy if the individual would not be eligible for election by the shareholders pursuant to Article IV, Sections 2 and 3. SECTION 7. Regular Meetings. Regular meetings of the Board of Directors shall be held as soon as practicable following the annual meeting of the shareholders and as frequently as the dispatch of business shall require and in any event at least four times in each calendar year. SECTION 8. Special Meetings. Special meetings of the Board of Directors may be called by order of the Chairperson of the Board, the President, the Secretary, or upon the written request of any two (2) members of the Board of Directors. SECTION 9. Place of Meetings. Meetings of the Board of Directors shall be held at the office of the Company in Westchester County or at such other place within or without the State of New York as may be designated in the notice thereof.

8 SECTION 10. Notice of Meetings. Unless notified in writing, written or printed notice of all regular or special meetings, other than the regular meeting shall be mailed or sent by facsimile transmission or by electronic transmission to each Director, at least seven (7) days before such meeting. Such notice may also be given by personal delivery at least three (3) business days before such meeting. SECTION 11. Business Transacted at Meetings. No business will be transacted and no corporate action shall be taken at any special meeting of the Board of Directors, other than that stated in any notice of such meeting. SECTION 12. Quorum. A quorum shall consist of a majority of the Directors then in office. At least one (1) Outside Director must be included in any quorum for the transaction of business at any meeting of the Board of Directors. SECTION 13. Conduct of Business. As provided in Article IX, Sections 4 and 5 of these By-Laws, the Chairperson of the Board, or in his absence, the President, shall preside at any meeting of the Board of Directors. In the absence of both of said officers, a temporary presiding Director or officer may be chosen. SECTION 14. Action by the Board. The vote of a majority of the Directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors. SECTION 15. Compensation. Each Director other than an Outside Director shall be entitled to receive from the Company for each meeting of the Board of Directors which he or she shall attend such fee, if any, as shall be fixed by the Board of Directors. Each Outside Director shall be entitled to receive from the Company: (i) such fee, if any, as shall be fixed by the Board

9 of Directors for each meeting of the Board of Directors which he or she shall attend; or (ii) such fee, if any, payable on a quarterly basis as shall be fixed by the Board of Directors. In addition, each Director shall be entitled to receive from the Company reimbursement for the reasonable expenses incurred by him or her in connection with the performance or his or her duties. Notwithstanding the provisions of this Article IV, Section 15, Article VIII, Section 3, or Article IX, Section 10 the Directors are not salaried officers or employees of the Company, and nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation or commissions therefor. ARTICLE V EXECUTIVE COMMITTEE SECTION 1. Membership. The Board of Directors by a majority vote of the whole Board of Directors may elect from its own number an Executive Committee, to serve at the pleasure of the Board of Directors, consisting of not fewer than one-third of the members of the Board of Directors. Not fewer than one-third of the members of the Executive Committee shall be Outside Directors. ·The Executive Committee shall elect from among its members a Chairperson. SECTION 2. Powers of the Executive Committee. The Executive Committee during the intervals between meetings of the Board of Directors shall have and may exercise, except as otherwise provided by statute, all the powers of the Board of Directors with respect to the conduct and management of the business and property of the Company and shall have the power to authorize the seal of the Company to be affixed to all papers which may require it.

10 SECTION 3. Meetings. Meetings of the Executive Committee may be called by order of the Chairperson of the Executive Committee or by any two (2) members of the Executive Committee. The Executive Committee shall prepare regular minutes of the transactions at its meetings and for that purpose may appoint a secretary to record the proceedings thereat. The Executive Committee shall cause such minutes to be maintained in books kept for that purpose. All actions of the Executive Committee shall be reported to the Board of Directors at its next meeting succeeding the date of such action. SECTION 4. Place of Meetings. Meetings of the Executive Committee shall be held at the office of the Company in Westchester County or at such other place, within or without the State ofNew York, as may be designated in the notice thereof. SECTION 5. Notice of Meetings. Unless otherwise waived in writing, notice of all meetings shall be given by mailing or sending by facsimile transmission or by electronic transmission to each member, at least three (3) days before such meeting, a written or printed notice of the time and place thereof. Such notice may also be given by personal delivery at least one (1) day before such meeting. SECTION 6. Quorum. A quorum shall consist of a majority of the total number of members of the Executive Committee then in office but not fewer than two (2) members. At least one (1) member of the Executive Committee who is an Outside Director must be included in any quorum for the transaction of business at any meeting of the Executive Committee. SECTION 7. Voting. Action shall be taken by a majority vote of those members present except that if the Executive Committee consists of fewer than five (5) members, action shall be taken only by the unanimous vote of those members present.

11 ARTICLE VI FINANCE COMMITTEE SECTION L Membership. The Board of Directors by a majority vote of the whole Board of Directors may elect from its own number a Finance Committee, to serve at the pleasure of the Board of Directors, consisting of not fewer than one-third of the members of the Board of Directors. Not fewer than one-third of the members of the Finance Committee shall be Outside Directors. The Finance Committee shall elect from among its members a Chairperson. SECTION 2. Powers of the Finance Committee. The Finance Committee shall possess and may exercise all the powers of the Board of Directors with respect to the investments of the funds of the Company. SECTION 3. Meetings. Meetings of the Finance Committee may be called by order of the Chairperson of the Finance Committee or by any two (2) members of the Finance Committee. The Finance Committee shall prepare regular minutes of the transactions at its meetings and for that purpose may appoint a secretary to record the proceedings thereat. The Finance Committee shall cause such minutes to be maintained in books kept for that purpose. All actions of the Finance Committee shall be reported to the Board of Directors at its next meeting succeeding the date of such action. SECTION 4. Place of Meetings. Meetings of the Finance Committee shall be held at the office of the Company in Westchester County or at such other place, within or without the State of New York, as may be designated in the notice thereof. SECTION 5. Notice of Meetings. Unless otherwise waived in writing, notice of all meetings shall be given by mailing or sending by facsimile transmission or by electronic

12 transmission to each member, at least three (3) days before such meeting, a written or printed notice of the time and place thereof. Such notice may also be given by personal delivery at least one (1) day before such meeting. SECTION 6. Quorum. A quorum shall consist of a majority of the total number of members of the Finance Committee then in office but not fewer than two (2) members. At least one (1) member of the Finance Committee who is an Outside Director must be included in any quorum for the transaction of business at any meeting of the Finance Committee. SECTION 7. Voting. Action shall be taken by a majority vote of those members present except that if the Finance Committee consists of fewer than five (5) members, action shall be taken only by the unanimous vote of those members present. ARTICLE VII AUDIT, COMPENSATION AND RISK MANAGEMENT COMMITTEE SECTION 1. Membership. The Board of Directors by a majority vote of the whole Board of Directors shall elect from its own number an Audit, Compensation and Risk Management Committee to serve at the pleasure of the Board of Directors consisting of not fewer than one-third of the members of the Board of Directors. The members of the Audit, Compensation and Risk Management Committee shall comprise solely Outside Directors. The Audit, Compensation and Risk Management Committee shall elect from among its members a Chairperson. SECTION 2. Powers of the Audit, Compensation and Risk Management Committee. The Audit, Compensation and Risk Management Committee shall possess and may exercise all the powers of the Board of Directors with respect to recommending the selection of independent

13 certified public accountants; reviewing the Company's financial condition, the scope and results of the independent audit and any internal audit; nominating candidates for Director for election by shareholders; evaluating the performance of officers deemed by the Audit, Compensation and Risk Management Committee to be principal officers of the Company; recommending to the Board of Directors the selection and compensation of such principal officers; and recommending to the Board of Directors any plan to issue options to the Company's officers and employees for the purchase of shares of stock pursuant to Section 1207 of the Insurance Law of the State of New York. The Audit, Compensation and Risk Management Committee shall also have such risk management and other duties and responsibilities as may be set forth in a Charter for the Audit, Compensation and Risk Management Committee as adopted by the Board of Directors. SECTION 3. Meetings. Meetings of the Audit, Compensation and Risk Management Committee may be called by order of the Chairperson of the Audit, Compensation and Risk Management Committee or by any two (2) members of the Audit, Compensation and Risk Management Committee. The Audit, Compensation and Risk Management Committee shall prepare regular minutes of the transactions at its meetings and for that purpose may appoint a secretary to record the proceedings thereat. The Audit, Compensation and Risk Management Committee shall cause such minutes to be maintained in books kept for that purpose. All actions of the Audit, Compensation and Risk Management Committee shall be reported to the Board of Directors at its next meeting succeeding the date of such action. SECTION 4. Place of Meetings. Meetings of the Audit, Compensation and Risk Management Committee shall be held at the office of the Company in Westchester County or at

14 such other place within or without the State of New York as may be designated in the notice thereof. SECTION 5. Notice of Meetings. Unless otherwise waived in writing, notice of all meetings shall be given by mailing or sending by facsimile transmission or by electronic transmission to each member, at least three (3) days before such meeting, a written or printed notice of the time and place thereof. Such notice may also be given by personal delivery at least one (1) day before such meeting. SECTION 6. Quorum. A quorum shall consist of a majority of the total number of members of the Audit, Compensation and Risk Management Committee then in office but not fewer than two (2) members. SECTION 7. Voting. Action shall be taken by a majority vote of those members present except that if the Audit, Compensation and Risk Management Committee consists of fewer than five (5) members, action shall be taken only by the unanimous vote of those members present. ARTICLE VIII COMMITTEES - GENERAL SECTION 1. Other Board Committees. The Board of Directors may from time to time by resolution passed by a majority of the whole Board of Directors, designate one (1) or more Committees in addition to the Executive, Finance, and Audit, Compensation and Risk Management Committees, each Committee to consist of not fewer than one-third of the Directors of the Company, for such purposes as the Board of Directors may from time to time determine. Any such Committee to the extent provided by resolution of the Board of Directors shall have all

15 the authority of the Board of Directors to the extent permitted by law and shall have such functions and duties as the Board of Directors shall prescribe. Not fewer than one-third of the members of any such Committee shall be Outside Directors. A majority of all the members of any such Committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide except that if the Committee consists of fewer than five (5) members, action shall be taken only by the unanimous vote of those members present. The Board of Directors shall have power to change the members of any Committee at any time, to fill vacancies and to discharge any such Committee, either with or without cause, at any time. SECTION 2. Alternates and Substitutes. The Board of Directors may by resolution passed by a majority of the whole Board of Directors designate one (1) or more Directors as alternate members of any Committee who may replace any absent member or members at any meeting of such Committee. SECTION 3. Compensation. Each Director other than an Outside Director who is a member of the Executive Committee, Finance Committee, Audit, Compensation and Risk Management Committee and/or any other Committee designated by the Board of Directors shall be entitled to receive from the Company for each meeting of any such Committee which he or she shall attend such fee, if any, as shall be fixed by the Board of Directors. Each Outside Director who is a member of the Executive Committee, Finance Committee, Audit, Compensation and Risk Management Committee and/or any other Committee designated by the Board of Directors shall be entitled to receive from the Company: (i) such fee, if any, as shall be fixed by the Board of Directors for each meeting of any such Committee which he or she shall

16 attend; or (ii) for service on such Committee or Committees, such fee, if any, payable on a quarterly basis as shall be fixed by the Board of Directors. In addition, each member of the Executive Committee, Finance Committee, Audit, Compensation and Risk Management Committee and/or any other Committee designated by the Board of Directors shall be entitled to receive from the Company reimbursement for the reasonable expenses incurred by him or her in connection with the performance or his or her duties as member of such Committee or Committees. ARTICLE IX OFFICERS SECTION 1. Duties in General. All officers of the Company, in addition to the duties prescribed by these By-Laws, shall perform such duties in the conduct and management of the business and property of the Company as may be determined by the Board of Directors. They shall have the duty to generally supervise the daily operation of the Company's business and see to the proper performance of same by employees, agents or persons hired or engaged by them on behalf of the Company. In the case of more than one (1) person holding an office of the same title, any of them may perform the duties of the office except insofar as the Board of Directors or the President may otherwise direct. Any two (2) or more offices may be held by the same person, except the offices of President and Secretary. SECTION 2. Number and Designation. The officers of the Company shall be a Chairperson of the Board, a President, a Secretary and a Treasurer (each an "Executive Officer"). Other Executive Officers, including one (1) or more Vice-Presidents, may be designated as the Board of Directors may from time to time deem advisable.

17 In addition to the Executive Officers of the Company described above, there may also be such administrative officers of the Company ("Nonexecutive Officers") as may be designated and appointed from time to time by the Board of Directors in accordance with the provisions of Article IX, Section 3 of these By-Laws. SECTION 3. Election and Term of Office. (A) Executive Officers. All Executive Officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held following the annual meeting of shareholders and shall hold such Executive Officer positions at the pleasure of the Board of Directors until their successors shall have been duly elected and qualified. The Board of Directors shall also have the power at any time and from time to time to elect or appoint or delegate its power to appoint, any additional Executive Officers not then elected, and any such Executive Officers so elected or appointed shall serve at the pleasure of the Board of Directors until the next annual meeting of shareholders and until their respective successors shall be elected or appointed or qualified. A vacancy in any Executive Officer position resulting from death, resignation, removal, disqualification or from any other cause, shall be filled for the balance of the unexpired term by the Board of Directors at a meeting called for that purpose, or at any regular meeting, or, if such Executive Officer position has been filled prior to such vacancy by appointment other than by the Board of Directors, by the Committee or person making such appointment. (B) Nonexecutive Officers. As provided in Article IX, Section 2 of these By-Laws, in addition to the Executive Officers of the Company, there may also be such Nonexecutive Officers of the Company as may be designated and appointed from time to time by the Board of

18 Directors. Nonexecutive Officers shall perform such duties and have such powers as from time to time may be determined by the Board of Directors or President in order to assist the Executive Officers in the furtherance of their duties. In the performance of such duties and the exercise of such powers, however, such Nonexecutive Officers shall have limited authority to act on behalf of the Company as the Board of Directors or President shall establish, including but not limited to, limitations on the dollar amount and on the scope of agreements or commitments that may be made by such Nonexecutive Officers on behalf of the Company, which limitations may not be exceeded by such individuals or altered without further approval by the Board of Directors or President. Any Nonexecutive Officer may be removed, either with or without cause, at any time by the Board of Directors. Any Nonexecutive Officer may resign at any time by giving written notice to the President or to the Secretary of the Company. SECTION 4. Chairperson of the Board. The Chairperson of the Board shall preside at all meetings of the Board of Directors and of the shareholders and shall perform such other duties as the Board of Directors shall confer on him or her from time to time. SECTION 5. President. The President shall be the Chief Executive Officer and have general charge of the administrative affairs of the Company subject to oversight by the Board of Directors. In the absence of the Chairperson of the Board or if such office be vacant, the President shall have and possess all the powers of Chairperson of the Board and shall assume and perform all his duties with such other duties as shall be prescribed by the Board of Directors. Except when inconsistent with the Company's Charter and these By-Laws, the President shall have power to employ, fix the duties and discharge such employees as he or she may deem

19 necessary and proper. The President shall make such reports to the Board of Directors as may be required by it. SECTION 6. Vice-Presidents. The Vice-Presidents shall have such powers and perform such duties as may be assigned to them from time to time by the Board of Directors or the President. The Board of Directors or the President may from time to time determine the order of priority as between two (2) or more Vice-Presidents. SECTION 7. Secretary. The Secretary shall have custody of the minutes of the meetings of the shareholders, of the Board of Directors and of all Committees of the Board of Directors; shall issue notices of meeting; shall have custody of the Company's seal and corporate books and records; shall have charge of the issuance, transfer and cancellation of stock certificates; shall have authority to cancel stock certificates; shall have authority to attest and affix the corporate seal to any instruments executed on behalf of the Company; and shall perform such other duties as are incident to his or her office and as are required by the Board of Directors or the President. The Secretary may delegate any of his or her ministerial duties to an Assistant Secretary. The Assistant Secretary shall have such powers and perform such duties as may be assigned to them by the Board of Directors or by the Secretary. SECTION 8. Treasurer. The Treasurer shall perform the duties incident to his or her office and such other duties as are required of him or her by the Board of Directors or the President. The Treasurer may delegate any of his or her ministerial duties to an Assistant Treasurer. The Assistant Treasurer shall have such powers and perform such duties as may be assigned to them by the Board of Directors or by the Treasurer.

20 SECTION 9. Other Executive Officers. Other Executive Officers who may from time to time be elected by the Board of Directors shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the President. SECTION 10. Compensation. The compensation of the Executive Officers shall be fixed by the Board of Directors. ARTICLEX CAPITAL STOCK SECTION 1. Certificates. Every shareholder shall be entitled to a certificate, dated and numbered in sequence of issue, signed by the Chairperson of the Board, the President or Vice- President and by the Secretary or Assistant Secretary or the Treasurer or Assistant Treasurer and under the seal of the Company, certifying the number of shares and class of stock to which he or she is entitled. SECTION 2. Transfer. Transfers of stock may be made on the books of the Company only by the holder thereof in person or by his or her attorney duly authorized thereto in writing and upon surrender and cancellation of the certificate therefor duly endorsed or accompanied by a duly executed stock power. SECTION 3. Lost or Destroyed Certificates. The Board of Directors may order a new certificate to be issued in place of a certificate lost or destroyed upon proof of such loss or destruction and upon tender to the Company by the shareholder of a bond in such amount and in such form and with or without surety as may be ordered, indemnifying the Company against any liability, claim, loss, cost or damage by reason of such loss or destruction and the issuance of a new certificate.

14887452.ll 21 SECTION 4. Determining Shareholders of Record. In lieu of closing the books of the Company, the Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled "To Notice of and to Vote at any Meeting of Shareholders." The record date so fixed shall be not less than ten (10) days nor more than fifty (50) days prior to the meeting. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting notwithstanding any transfer of any shares on the books of the Company after the record date. If the Board of Directors does not fix such a record date, only persons in whose names shares entitled to vote stand on the stock records of the Company three (3) days prior to any meeting of the shareholders are entitled to vote at the meeting. ARTICLE XI DIVIDENDS SECTION 1. Dividends. Dividends may be declared from the legally available surplus of the Company at such times and in such amounts as the Board of Directors may determine. ARTICLE XII CORPORATE FUNDS, SECURITIES AND CONTRACTS SECTION 1. Deposits of Funds. Bills, notes, checks, negotiable instruments or any other evidence of indebtedness payable to and received by the Company may be endorsed for deposit to the credit of the Company by such officers or agents of the Company as the Board of Directors, Executive Committee, or Finance Committee may determine and, when authorized by the Board of Directors, Executive Committee, or Finance Committee, may be endorsed for deposit to the credit of agents of the Company in such manner as the Board of Directors, Executive Committee, or Finance Committee may direct.

14887452.11 22 SECTION 2. Withdrawals of Funds. All disbursements of the funds of the Company shall be made by check, draft or other order signed by such officers or agents of the Company as the Board of Directors, Executive Committee, or Finance Committee may from time to time authorize to sign the same. SECTION 3. Sale and Transfer of Securities. All sales and transfers of securities shall be made by any member of the Executive Committee or Finance Committee or by any officer of the Company under authority granted by a resolution of the Board of Directors, the Executive Committee, or the Finance Committee. SECTION 4. Contracts. The Board of Directors may authorize any Officer, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances. ARTICLE XIII MISCELLANEOUS PROVISIONS SECTION 1. Voting Stock of Other Corporations. The Chairperson of the Board, the President, any Vice-President or any other officer designated by the Board of Directors of the Company, Executive Committee, or Finance Committee may execute in the name of the Company and affix the corporate seal to any proxy or power of attorney authorizing the proxy or proxies or attorney or attorneys named therein to vote the stock of any corporation held by this Company on any matter on which such stock may be voted. If any stock owned by this Company is held in any name other than the name of this Company, instructions as to the manner in which such stock is to be voted on behalf of this Company may be given to the holder of

14887452.11 23 record by the Chairperson of the Board, the President, any Vice-President, or, any other officer designated by the Board of Directors, Executive Committee or Finance Committee. SECTION 2. Notices. Any notice under these By-Laws or the Charter, and any notice required by law may be given by mail by depositing the same in a post office or postal letter box or postal mail chute (hereinafter called "postal depository") in a sealed post-paid wrapper addressed to the person entitled thereto at his or her address as the same appears upon the books or records of the Company or at such other address as may be designated by such person in a written instrument filed with the Secretary of the Company prior to the sending of such notice, except that notices which may be given by personal delivery may be delivered to such person at such address; and such notice shall be deemed to be given at the time such notice is mailed or delivered personally. Written notice may also be given by facsimile transmission or electronic transmission and such notice shall be deemed to be given at the time such notice is sent by facsimile transmission or electronic transmission. SECTION 3. Waiver of Notice. Any shareholder, Director or member of the Executive Committee, Finance Committee, Audit, Compensation and Risk Management Committee or any other Committee, may at any time waive any notice required to be given under these By-Laws if such waiver is given in writing and is signed either before, at or after the meeting to which it relates. Presence at a meeting shall also constitute a waiver of notice thereof unless the Director objects to the failure to give such notice. SECTION 4. Seal. The corporate seal shall have inscribed thereon the name of the Company, the year of its organization and the words "Corporate Seal New York." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

14887452.11 24 SECTION 5. Action Without a Meeting. In lieu of any special scheduled meeting of the Board of Directors or any Committee thereof, any action required or permitted to be taken by the Board of Directors or any Committee thereof, may be taken without a meeting if all members of the Board, or of such Committee, consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or Committee shall be filed with the minutes of the proceedings of the Board or Committee. This action may not occur in lieu of a regular meeting required by Article IV, Section 7. SECTION 6. Participating in Meeting by Telephone or Other Communications Equipment. Any one (1) or more members of the Board of Directors or any Committee thereof may participate in a meeting of the Board or of such Committee by means of a conference telephone or other communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting. ARTICLE XIV AMENDMENTS SECTION 1. Amendments. These By-Laws may be amended in whole or in part by the vote of a majority of all of the shareholders or the vote of a majority of all of the members of the Board of Directors. Any amendment adopted by the Board of Directors may be rescinded, amended or repealed upon majority vote of all of the shareholders of the Company.

14887452.11 25 ARTICLE XV INDEMNIFICATION SECTION 1. Indemnification. Any person made or threatened to be made a party to an action or proceeding, whether civil or criminal, by reason of the fact that he or she, his or her testator or testatrix or intestate then is or was a director, officer or employee of the Company, or then serves or has served any other corporation in any capacity at the request of the Company, shall be indemnified by the Company against expenses, judgments, fines and amounts paid in settlement to the full extent that officers and directors are permitted to be indemnified by the laws of the State of New York. The provisions of this Article shall not adversely affect any right to indemnification which any person may have apart from the provisions of this Article.